UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): February 13, 2007

THOMAS EQUIPMENT, INC.
(Exact name of registrant as specified in charter)

Delaware	333-44586	58-3565680
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1818 North Farwell Avenue, Milwaukee, WI	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 224-8812

Copies to:
Gregory Sichenzia, Esq.
Thomas A. Rose, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement;
Item 2.03 Creation of a Direct Financial Obligation; and
Item 3.02 Unregistered Sales of Equity Securities.

On February 13, 2007, Thomas Ventures, Inc. (“Ventures”), a wholly-owned subsidiary of Thomas Equipment, Inc. (the “Company”), entered into a stock purchase agreement with the shareholder (the “Seller”) to purchase all of the issued and outstanding capital stock of Tcomt, Inc., a Delaware corporation (“Tcomt US”). Tcomt designs, markets and manufactures next generation, wireless mobile devices, innovative navigation systems and other cutting-edge software applications for the telecommunications industry. The consideration paid to the Seller for the purchase of Tcomt consisted of a participating promissory note in the principal amount of $7,800,000 (the “Note”). Interest on the Note accrues at the London Inter-bank Borrowing Rate for loans with a ninety-day maturity, plus two (2) percent, payable monthly in arrears commencing March 2008. The principal amount together with accrued interest shall be amortized commencing in August 2008, based upon a 15 year time period, with monthly payments based on 180 equal installments. Notwithstanding the foregoing, once the $3,000,000 obligation to Federal Partners, LP (“Federal”) described below is repaid in full, 100% of the net profits of Tcomt shall be used to prepay the Note. In addition, after (i) the holders of the Company’s Series A Convertible Preferred Stock have been redeemed in full, and (ii) the obligation owed to Laurus Master Fund, Ltd. in the amount of $55,000,000 has been paid in full, the Seller shall be entitled to receive a mandatory payment in the amount of $10,000,000 upon the occurrence of the sale of all or substantially all of the assets of Tcomt.

In connection with the acquisition of Tcomt, Rhee entered into an employment agreement with Tcomt. Pursuant to the terms of such agreement, Rhee shall serve as President of Tcomt. Rhee will be paid an annual salary of $250,000. The agreement is for a term of one year, automatically renewing for additional one year terms unless terminated by either party.

Also on February 13, 2007, the Company and Ventures obtained $3,000,000 of financing from Federal in the form of a secured term note (the “Federal Note”). The note matures on February 13, 2010 and bears interest at the rate of 12% per year, payable monthly in arrears commencing March 1, 2007. The Federal Note is prepayable from any excess available cash flow, i.e. monthly cash available after the payment of all obligations and funds required to be held for specified uses. The notes can be prepaid with a redemption premium of 5% and contain customary default provisions. All amounts due under the notes are secured by pledge of the stock of Tcomt. In connection with the financing, Federal was issued a warrant to purchase 131,343,254 shares of the Company’s common stock at a price of $0.01 per share, exercisable for a period of ten years. The Company also granted registration rights to Federal for the shares underlying the warrant. The Company is obligated to file a registration statement with the Securities and Exchange Commission by May15, 2007 and have such registration statement declared effective by July 15, 2007. In the event the Company does not meet the filing or effectiveness deadline, it is obligated to pay Federal liquidated damages in the amount of 1% of the principal of the Federal Note for each 30 days of delay, not to exceed 10%.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c) Exhibits

Exhibit Number	Description
4.1	Secured Term Note issued to Federal Partners, LP, dated as of February 13, 2007*
4.2	Form of Common Stock Purchase Warrant*
10.1	Registration Rights Agreement dated as of February 13, 2007, by and among Thomas Equipment, Inc. and Federal Partners, LP*
10.2	Pledge Agreement dated as of February 13, 2007, by and among Thomas Ventures, Inc. and Federal Partners, LP*
10.3	Stock Purchase Agreement between Thomas Ventures, Inc., Tcomt, Inc. and
Clifford Rhee, dated as of February 13, 2007*
10.4	Participating Promissory Note issued by Thomas Ventures, Inc. to Clifford Rhee, dated as of February 13, 2007*
______________________________
* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS EQUIPMENT, INC.

Date: February 21, 2007	/s/ MICHAEL S. LUTHER
Michael S. Luther,
Chief Restructuring Officer